                                                  EXHIBIT 10

                                                AMENDED AND RESTATED
                                                  DILLARD'S, INC.
                                   CORPORATE OFFICERS NON-QUALIFIED PENSION PLAN

         1.   Purpose.  The  purpose  of the  Corporate  Officers  Non-Qualified  Pension  Plan
         is to  encourage continuing  employment  in the Company by Corporate  Officers,  to encourage
         Corporate  Officers to increase  their efforts in behalf of the Company and to otherwise promote the best interests of the Company.

         2.   Qualifications.  The following conditions must be met to qualify for pension benefits:

                  (a)      Serve as a  Corporate  Officer  for  five  (5) of the  last  ten  (10)  years of employment by the Company.  Corporate  Officers are persons  designated as such and elected by the
         Board  of  Directors,  and  include  Chairman,  Vice-Chairman,   President,  all  Vice-Presidents,
         Secretary and Treasurer.  Mr. William Dillard is specifically excluded from this Plan.

                  (b)      Employment  by the Company for a minimum of fifteen (15) years or ten (10) years at age 65.  Employment by the Company is defined to mean  employment by Dillard's,  Inc.,  Mayer &
         Schmidt,  Dillard  Department  Stores,  Inc., or any  subsidiary of the above  corporations  after acquisition thereof.

         3. Pension Benefits.  Annual pension benefit will be the greater of an amount equal to:

                  (a)      1-1/2% of the average  annual  pension  earnings  for the three  fiscal years of employment  during which annual pension earnings are the highest  multiplied by the total years of employment;

                  (b)      1-1/2% of the  average  annual  base  salary  for the five  years of  employment ending on December 31, 2002,  multiplied by the total years of  employment  ending on December 31,
         2002; or

                  (c)      1-2/3% of the  average  annual  base  salary  for the five  years of  employment ending on December 31, 2002,  multiplied by the total years of  employment  ending on December 31,
         2002, less 58% of the individual's primary FICA benefit.

  Annual  pension  earnings  for a fiscal year is defined to mean the excess of the sum of base salary and bonus for the fiscal year over the maximum  amount of earnings  considered  wages under  Section  3121(a)(1) of the Internal
  Revenue Code for the calendar  year in which such fiscal year  commences.  Pension  benefits  will be paid 1/12 of annual  benefit on the first day of each month  following  retirement.  On the third  anniversary of the officer's retirement,  the annual benefit will be adjusted for the increase in an appropriate Consumer Price Index, and each third year anniversary thereafter."

         4. Retirement  Date.  The normal  retirement  date will be at age 65.  Years of service  and pension benefits will not continue to accrue past age 65.

         5. Dis-Qualification.  An  otherwise  qualified  person will be  disqualified  from  drawing pension benefits under the following circumstances:

                  (a)      Dismissal for dishonesty or criminal offense against the Company.

                  (b)      Resignation  or  termination  for the purpose or with result or intent to accept employment or be employed in a management  position with a competitive  or comparable  business to the Company.

         6. Early  Retirement.  After the required  minimum years of employment (15 years),  early retirement may be  requested  by an officer  or by the  Company  after age 55.  Upon early  retirement,  the annual  pension benefit will be reduced by 2-1/2% for each year between the officer's attained age and his 65th birthday.

         7. Early Retirement - Disability.  After the required  minimum years of employment (15 years), early retirement may be granted for  disability.  After  establishing  Social  Security  Benefits for  Disability, the pension benefit would not be reduced for age under 65.

         8. Death Benefits.  In the event of death prior to qualification for normal  retirement, no benefits are vested to the  officer or his  beneficiary.  In the event of death  after  retirement  or  qualification  for normal  retirement,  the officer's  beneficiary will receive the monthly benefit each month until the fifth (5th)
   anniversary of the officer's retirement or qualification for normal retirement.

         9. Administrative  Committee.  The administration of the Plan, the exclusive and discretionary power to determine  eligibility  for  benefits  and to interpret  the terms of the Plan,  and the  responsibility for carrying out the Plan's  provisions  shall be vested in the  Administrative  Committee  which shall consist of at least  three  members  any or all of whom may be,  but need  not be,  employees  of the  Company. The
   Executive Committee of the Board shall  appoint  the  Administrative  Committee  members and have the power of removal and substitution.  The  Administrative  Committee shall serve as the Plan's  administrator as defined in the Employee
   Retirement  Income Security Act, as amended.  The  Administrative  Committee  shall designate among  themselves a chairman and vice chairman of the  Administrative  Committee and the chairman  shall  designate a secretary.  Any
   Administrative  Committee  member  may  resign  by  notifying  the  Executive  Committee  of the  Board  and  the
   Administrative  Committee in writing.  The  Administrative  Committee shall establish rules for administration of the Plan and  transaction of its business.  The  Administrative  Committee  shall hold meetings and determine the notice,  place and time of each. A majority of its members  shall  constitute a quorum.  Decisions  with a quorum present  shall be by majority  vote.  The  decisions of the  Administrative  Committee as to  interpretation  and application  of the Plan shall be final and  binding.  The action of a majority  expressed  in writing  without a meeting  shall  constitute  the  action of the  Administrative  Committee  and shall  have the same  effect as if consented to by every  Administrative  Committee  member.  Nothing in this Article shall prohibit a member of the
   Administrative  Committee  from  serving  as such in  addition  to being  an  officer,  employee,  agent or other representative  of the Company.  The Company shall indemnify each  Administrative  Committee member and any other employee of the Company involved in the  administration of the Plan against all costs,  expenses and liabilities, including  reasonable  attorney's  fees incurred in  connection  with any action,  suit or proceeding  instituted against him while acting in good faith in discharging his duties with respect to the Plan.  This  indemnification is limited to the amount of such  costs and  expenses  that are not  otherwise  covered  under  insurance  now or hereafter provided by the Company.

         10.Claim Procedure.

                  (a)      A person who  believes  that he is entitled to a benefit or a different  benefit than the one  determined  by the  Administrative  Committee  shall have the right to file with the
         Administrative  Committee a written notice of claim.  The  Administrative  Committee  shall either grant or deny such claim within 90 days after  receipt of such written  notice of claim (or within such  other  period  as may  mutually  agreed to by the  parties),  unless  special  circumstances require  an  extension  of time of up to an  additional  90 days  for  processing  the  claim  and appropriate notice of such extension is given;  provided,  however,  that any delay on the part of the  Administrative  Committee  in  arriving at a decision  shall not  adversely  affect  benefits payable under a granted claim.

                  (b)      Any person  who makes a claim that is denied  shall have the right to appeal the denial of his claim to the  Administrative  Committee for a full review at any time within 60 days
         after  the  claimant  receives  written  notice  of  such  denial.   The  final  decision  of  the
         Administrative  Committee  shall  be made  not  later  than 60 days  after  its  receipt  from the claimant  of a  request  for  review,  unless  special  circumstances,  such as the need to hold a hearing,  require an extension of time for  processing  in which case a decision  shall be made as soon as  possible  but not later  than 120 days  after  receipt  of a  request  for  review.  Such decision shall be made in writing and shall be final and binding on the claimant.